QuickLinks -- Click here to rapidly navigate through this document

Exhibit 31.2

Certification Pursuant to Rule 13a-14(a) or Rule 15d-14(a) of the Securities Exchange Act of 1934

        I, Alan Fuhrman, certify that:

  1.
  I have reviewed this Amendment No. 1 to the annual report on Form 10-K of Sonus Pharmaceuticals, Inc.;

  2.
  Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

        Date: April 29, 2008

/s/ ALAN FUHRMAN Alan Fuhrman Senior Vice President and Chief Financial Officer

QuickLinks

  Exhibit 31.2